UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): January 26, 2009
NorthWest Indiana Bancorp
(Exact Name of Registrant as Specified in Its Charter)

Indiana	000-26128	35-1927981
(State or Other Jurisdiction of	(Commission File	(IRS Employer Identification
Incorporation)	Number)	No.)

9204 Columbia Avenue, Munster, Indiana	46321
(Address of Principal Executive Offices)	(Zip Code)
(219) 836-4400
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant
(a) Previous independent registered public accounting firm
     On January 26, 2009, Crowe Horwath LLC (“Crowe”) was notified in a telephone conversation with management of NorthWest Indiana Bancorp (“Company”) that such firm would not be retained as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2009. However, Crowe is engaged to audit the Company’s consolidated financial statements for the fiscal year ended December 31, 2008.
     Crowe’s reports on the Company’s consolidated financial statements for the fiscal years ended December 31, 2007 and 2006 did not contain any adverse opinion or a disclaimer of opinion, nor were the reports qualified or modified as to uncertainty, audit scope or accounting principles. During the Company’s fiscal years ended December 31, 2007 and 2006 and through January 26, 2009, there were no disagreements with Crowe on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Crowe, would have caused it to make reference thereto in its reports on the Company’s financial statements for such years. During the fiscal years ended December 31, 2007 and 2006 and through January 26, 2009, there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K. The Company has requested that Crowe furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter, dated January 27, 2009, is filed as Exhibit 16.1 to this Form 8-K.
(b) Appointment of new independent registered public accounting firm
     During the fourth quarter of 2008, at the direction of the Risk Management Committee of the Board of Directors, management of the Company conducted a due diligence review of several independent registered public accounting firms regarding the audit of the Company’s financial statements for the year ending December 31, 2009. As a result of this due diligence review, the Risk Management Committee conducted independent interviews with both Plante & Moran and Crowe during November 2008. On January 23, 2009, base upon the recommendation the Risk Management Committee, the Company’s Board of Directors authorized management to engage Plante & Moran to conduct the audit of the Company’s financial statements for the 2009 fiscal year, subject to such firm’s completion of its internal approval processes and acceptance of appointment.
     During the Company’s two most recent fiscal years ended December 31, 2006 and 2007, and through January 26, 2009, neither the Company nor anyone on its behalf has consulted with Plante & Moran regarding: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that Plante & Moran concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(e) Compensatory Arrangements of Certain Officers
     On January 23, 2009, the Bancorp’s Compensation Committee of the Board of Directors approved executive officer base compensation for 2009. The individuals listed below will begin to receive their new base salary on February 1, 2009:

2009
Inside Directors and Executive Officer	Base Salary
David A. Bochnowski, Director, Chairman and Chief Executive Officer	$369,624
Joel Gorelick, Director, President and Chief Administrative Officer	$222,878
Jon E. DeGuilio, Executive Vice President, General Counsel and Secretary	$150,312
Robert T. Lowry, Senior Vice President and Chief Financial Officer	$140,569
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits

Exhibit No.	Description

16.1	Letter from Crowe Horwath LLC dated January 27, 2009

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: January 29, 2009	NORTHWEST INDIANA BANCORP

	By:	/s/ David A. Bochnowski David A. Bochnowski, Chairman of the Board and
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description	Location

16.1	Letter from Crowe Horwath LLC dated January 27, 2009	Attached

5